EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-197713, 333-126924, 333-91863, 333-235881, and 333-237644 on Form S-8 and Registration Statement No. 333-223410 on Form S-3 of our reports dated February 23, 2021, relating to the financial statements of Tanger Factory Outlet Centers, Inc. and the effectiveness of Tanger Factory Outlet Centers, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 23, 2021